Filed Pursuant to Rule 424(b)(3)

Registration No. 333-204905

Prospectus Supplement No. 19

(To Prospectus dated October 14, 2015)

4,000,000 shares of common stock issuable upon the

exercise of the 4,000,000 outstanding Class A warrants

and

2,000,000 shares of common stock issuable upon the

exercise of the 4,000,000 outstanding Class B warrants

This prospectus supplement No. 19 supplements the prospectus dated October 14, 2015 filed pursuant to Rule 424(b)(4) by Cerecor Inc. (the “Company” or “we”), as supplemented by the prospectus supplement No. 1 dated October 20, 2015, the prospectus supplement No. 2 dated November 13, 2015, the prospectus supplement No. 3 dated November 23, 2015, the prospectus supplement No. 4 dated December 17, 2015, the prospectus supplement No. 5 dated December 21, 2015, the prospectus supplement No. 6 dated December 29, 2015, the prospectus supplement No. 7 dated January 5, 2016, the prospectus supplement No. 8 dated January 12, 2016, the prospectus supplement No. 9 dated January 19, 2016, the prospectus supplement No. 10 dated February 2, 2016, the prospectus supplement No. 11 dated April 11, 2016, the prospectus supplement No. 12 dated May 25, 2016, the prospectus supplement No. 13 dated May 26, 2016, the prospectus supplement No. 14 dated May 26, 2016, the prospectus supplement No. 15 dated July 20, 2016, the prospectus supplement No. 16 dated August 15, 2016, the prospectus supplement No. 17 dated August 29, 2016 and the prospectus supplement No. 18 dated September 6, 2016, each filed pursuant to Rule 424(b)(3) by the Company (collectively, the “Prospectus”).  Pursuant to the Prospectus, this prospectus supplement relates to the continuous offering of 4,000,000 shares of common stock underlying our Class A warrants and 2,000,000 shares of our common stock underlying Class B warrants.  Each warrant was a component of a unit that we issued in our initial public offering, which closed on October 20, 2015.  The components of the units began to trade separately on November 13, 2015.  Each Class A warrant became exercisable on the date when the units detached and the components began to trade separately and will expire on October 20, 2018, or earlier upon redemption.  Each Class B warrant became exercisable on the date the units detached and the components began to trade separately and will expire on April 20, 2017.

This prospectus supplement incorporates into our Prospectus the information contained our attached Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on September 12, 2016.

You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our common stock, the Class A warrants and the Class B warrants are traded on The NASDAQ Capital Market under the symbols “CERC,” “CERCW,” and “CERCZ,” respectively.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 16 OF THE PROSPECTUS

FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CAREFULLY CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 12, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

Cerecor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Purchase Agreement and Registration Rights Agreement with Aspire Capital

On September 8, 2016, Cerecor Inc. (the “Company”) entered into a $15 million common stock purchase agreement (the  “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”), a Chicago-based institutional investor, pursuant to which Aspire Capital is committed to purchase up to an aggregate of $15 million of shares of the Company’s common stock (“Common Stock”) over the 30-month term of the Purchase Agreement on the terms set forth therein (the “Aspire Agreement”). Upon execution of the Purchase Agreement, the Company issued and sold to Aspire Capital under the Purchase Agreement 250,000 shares of Common Stock at a price per share of $4.00, for an aggregate purchase price of $1 million (the “Initial Shares”). Concurrently with the execution of the Purchase Agreement, and as consideration for Aspire Capital entering into the Purchase Agreement, the Company issued to Aspire Capital 175,000 shares of Common Stock as a commitment fee (the “Commitment Shares”).

In connection with the Aspire Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) on September 8, 2016, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements (each, a “Registration Statement”) as necessary to register for sale under the Securities Act of 1933, as amended (the “Securities Act”), the Initial Shares, the Commitment Shares and the additional shares of Common Stock that may be issued to Aspire Capital under the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, after the Registration Statement is declared effective by the SEC, on any business day selected by the Company, the Company has the right, but not the obligation, to direct Aspire Capital, by delivering to Aspire Capital a notice (each, a “Purchase Notice”), to purchase on such date (each, a “Purchase Date”) the number of shares of Common Stock set forth in the Purchase Notice, in an amount of up to 50,000 shares of Common Stock (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), at a price per share (the “Purchase Price”) equal to the lesser of (i) the lowest sale price of the Common Stock on the Purchase Date, or (ii) the arithmetic average of the three lowest closing sale prices for the Common Stock during the ten consecutive business days ending on the business day immediately preceding the Purchase Date. However, the aggregate purchase price payable by Aspire Capital on any one Purchase Date may not exceed $500,000.

In addition, on any business day on which (i) the Company delivers a Purchase Notice directing Aspire Capital to purchase at least 50,000 shares of Common Stock (subject to any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction), and (ii) the closing sale price of the Common Stock is higher than $0.50, the Company has the right, but not the obligation, to direct Aspire Capital, by delivering to Aspire Capital a volume-weighted average purchase notice (each, a “VWAP Purchase Notice”), to purchase on the next business day (each, a “VWAP Purchase Date”) the number of shares of Common Stock that is equal to the percentage set forth in the VWAP Purchase Notice (which may not exceed 30%) of the trading volume of the Common Stock on the NASDAQ Capital Market on such VWAP Purchase Date, subject to a maximum number of shares of Common Stock as determined by the Company in its sole discretion. The price per share (the “VWAP Purchase Price”) for any shares of Common Stock purchased under a VWAP Purchase Notice will be equal to the lesser of (i) the closing sale price of the Common Stock on the VWAP Purchase Date, or (ii) 97% of the volume-weighted average price of Common Stock on the NASDAQ Capital Market on the VWAP Purchase Date, subject to certain exceptions.

The Purchase Price and VWAP Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the period(s) used to compute the Purchase Price or the VWAP Purchase Price, as applicable. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that the Company and Aspire Capital will not effect any sales under the Purchase Agreement on any Purchase Date on which the closing sale price of the Common Stock is less than $0.50 (subject to any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar

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transaction). There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of shares of Common Stock to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, for any reason or no reason, without any liability to the Company. Generally, Aspire Capital may terminate the Purchase Agreement at any time that an event of default exists. Pursuant to the Purchase Agreement, Aspire Capital agreed that neither it nor any of its agents, representatives or affiliates will engage in any direct or indirect short-selling or hedging of the Common Stock during the term of the Purchase Agreement. Proceeds that we receive under the Purchase Agreement will be used for the advancement of research and development activities, working capital and general corporate purposes.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copy of each of the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.01.Unregistered Sales of Equity Securities.

The information set forth under the caption “Purchase Agreement and Registration Rights Agreement with Aspire Capital” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The Initial Shares and the Commitment Shares (collectively, the “Securities”) were offered and sold on September 8, 2016 in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Aspire Capital represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company. The Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2016, Behshad Sheldon informed the Company that she will resign from the board of directors of the Company, effective September 30, 2016.

Item 8.01.Other Events.

Entry into a Common Stock Purchase Agreement with Aspire Capital

The Company issued the press release attached hereto as Exhibit 99.1 regarding the Aspire Agreement.

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Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions (including their use in the negative), or by discussions of future matters such as the development of product candidates or products, technology enhancements, possible changes in legislation, and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including those detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of September 8, 2016, by and between Aspire Capital Fund, LLC and Cerecor Inc.

10.1	Common Stock Purchase Agreement, dated as of September 8, 2016, by and between Aspire Capital Fund, LLC and Cerecor Inc.

99.1	Press Release, dated September 12, 2016, entitled “Cerecor Enters Into a $15 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Mariam Morris
Mariam Morris
Chief Financial Officer

Date:   September 12, 2016

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of September 8, 2016, by and between Aspire Capital Fund, LLC and Cerecor Inc.

10.1	Common Stock Purchase Agreement, dated as of September 8, 2016, by and between Aspire Capital Fund, LLC and Cerecor Inc.

99.1	Press Release, dated September 12, 2016, entitled “Cerecor Enters Into a $15 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC.”

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Exhibit 4.1

Execution Copy

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 8, 2016, by and between CERECOR INC.,  a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (together with its permitted assigns, the “Buyer”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Common Stock Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

A.Upon the terms and subject to the conditions of the Purchase Agreement, (i) the Company has agreed to issue to the Buyer, and the Buyer has agreed to purchase,  up to Fifteen Million Dollars ($15,000,000) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 1 of the Purchase Agreement (such shares, the “Purchase Shares”), and (ii) the Company has agreed to issue to the Buyer such number of shares of Common Stock as is required pursuant to Section 4(e) of the Purchase Agreement (the “Commitment Shares”); and

B.To induce the Buyer to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a.“Person” means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

b.“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

c.“Registrable Securities” means (i) all of the Commitment Shares and Initial Purchase Shares and (ii) such number of additional Purchase Shares as reasonably determined by the Company, which may from time to time be, issued or issuable to the Buyer upon purchases of the Available Amount under the Purchase Agreement, and any shares of capital stock issued or issuable with respect to the Purchase Shares, the Commitment Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event, without regard to any limitation on purchases under the Purchase Agreement.

d.“Registration Statement” means a registration statement of the Company covering only the sale of the Registrable Securities.

2.REGISTRATION.

a.Mandatory Registration.  The Company shall within Ten (10) Business Days from the date hereof file with the SEC the Registration Statement. The Registration Statement shall register only the Registrable Securities and no other securities of the Company.  Except as provided herein, the Buyer and its counsel shall have a reasonable opportunity to review and comment upon such Registration Statement or any amendment to such Registration Statement and any related prospectus prior to its filing with the SEC.   The Buyer shall furnish all information reasonably requested by the Company for inclusion therein.  The Company shall use its reasonable best efforts to have the Registration Statement or any amendment declared effective by the SEC as soon as reasonably practicable.  Subject to Permitted Delays (as defined below) and Section 3(e), the Company shall use reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date as of which the Buyer may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto) or (ii) the date on which the Buyer shall have sold all the Registrable Securities and no Available Amount remains under the Purchase Agreement (the “Registration Period”).  Except as contemplated in Section 3(e), the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

b.Rule 424 Prospectus.  The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the 1933 Act, a prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement.  The Buyer and its counsel shall have two (2) Business Days to review and comment upon such prospectus prior to its filing with the SEC.  The Buyer shall use its reasonable best efforts to comment upon such prospectus within two (2) Business Days from the date the Buyer receives the final version of such prospectus.

c.Sufficient Number of Shares Registered.  In the event the number of shares available under the Registration Statement is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Registration Statement or file a new registration statement (a “New Registration Statement”), so as to cover all such Registrable Securities as soon as practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises.  The Company shall use its reasonable best efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof.

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3.RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Sections 2(a) and (c), including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, subject to Permitted Delays and Section 3(e) and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  Should the Company file a post-effective amendment to the Registration Statement or a New Registration Statement, the Company will use its reasonable best efforts to have such filing declared effective by the SEC within thirty (30) consecutive Business Days as of the date of filing, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith.  If (i) there is material non-public information regarding the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under a Registration Statement or a New Registration Statement, then the Company may postpone or suspend filing or effectiveness of such Registration Statement or New Registration Statement or use of the prospectus under the Registration Statement or New Registration Statement for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(a) for more than sixty (60) days in the aggregate during any twelve (12) month period (each, a “Permitted Delay”).

b.The Company shall submit to the Buyer for review and comment any disclosure in the Registration Statement, any New Registration Statement and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy of a filed Form 10-K, Form 10‑Q or a Current Report on Form 8-K or any amendment as a result of the Company’s filing of a document that is incorporated by reference into the Registration Statement or New Registration Statement) containing information provided by the Buyer for inclusion in such document and any descriptions or disclosure regarding the Buyer, the Purchase Agreement, including the transaction contemplated thereby, or this Agreement at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which Buyer reasonably and timely objects.  Upon request of the Buyer, the Company shall provide to the Buyer all disclosure in the Registration Statement or any New Registration Statement and all amendments and supplements thereto (other than prospectus supplements that consist only of a copy of a filed Form 10-K, Form 10‑Q or Current Report on Form 8-K or any amendment as a result of the Company’s filing of a document that is incorporated by reference into the Registration Statement or New Registration Statement) at least two (2) Business Days prior to their filing with the SEC, and not file any

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document in a form to which Buyer reasonably and timely objects.    The Buyer shall use its reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Business Days from the date the Buyer receives the final version thereof.  The Company shall furnish to the Buyer, without charge, any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

c.Upon request of the Buyer, the Company shall furnish to the Buyer, (i) promptly after the same is prepared and filed with the SEC, at least one copy of the Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of a Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Buyer may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Buyer may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Buyer.

d.The Company shall use reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification is available, the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Buyer reasonably requests, (ii) subject to Permitted Delays, prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify the Buyer who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e.Subject to Permitted Delays, as promptly as reasonably practicable after becoming aware of such event or facts, the Company shall notify the Buyer in writing if the Company has determined that the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as reasonably practical (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of premature disclosure of such event or facts) prepare a prospectus supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, upon the Buyer’s request, deliver a copy of such prospectus supplement or amendment to the Buyer.  In providing this notice to the Buyer, the Company shall not include any other information about the facts underlying the Company’s determination and shall not in any way communicate any material nonpublic information about the Company or the Common Stock to the Buyer.  The Company shall also promptly notify the Buyer in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration

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Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Buyer by facsimile or e-mail on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.  In no event shall the delivery of a notice under this Section 3(e), or the resulting unavailability of a Registration Statement, without regard to its duration, for disposition of securities by Buyer be considered a breach by the Company of its obligations under this Agreement.  The preceding sentence in this Section 3(e) does not limit whether an event of default has occurred as set forth in Section 9(a) of the Purchase Agreement.

f.The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practical time and to notify the Buyer of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g.The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities if the Principal Market (as such term is defined in the Purchase Agreement) is an automated quotation system.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

h.The Company shall cooperate with the Buyer to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts as the Buyer may reasonably request and registered in such names as the Buyer may request.

i.The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

j.If reasonably requested by the Buyer, the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the Buyer believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement (including by means of any document incorporated therein by reference).

k.The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

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l.Within one (1) Business Day after any Registration Statement is ordered effective by the SEC, the Company shall deliver to the Transfer Agent for such Registrable Securities (with copies to the Buyer) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.  Thereafter, if reasonably requested by the Buyer at any time, the Company shall deliver to the Buyer a written confirmation of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the Registration Statement is currently effective and available to the Buyer for sale of all of the Registrable Securities.

m.The Company agrees to take all other reasonable actions as necessary and reasonably requested by the Buyer to expedite and facilitate disposition by the Buyer of Registrable Securities pursuant to any Registration Statement.

4.OBLIGATIONS OF THE BUYER.

a.The Buyer has furnished to the Company in Exhibit B hereto such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. The Company shall notify the Buyer in writing of any other information the Company reasonably requires from the Buyer in connection with any Registration Statement hereunder. The Buyer will as promptly as practicable notify the Company of any material change in the information set forth in Exhibit B, other than changes in its ownership of the Common Stock.

b.The Buyer agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement hereunder.

c.The Buyer agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or any notice of the kind described in the first sentence of Section 3(e), the Buyer will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until the Buyer’s receipt (which may be accomplished through electronic delivery) of the copies of the filed supplemented or amended registration statement and/or prospectus contemplated by Section 3(f) or the first sentence of Section 3(e).  In addition, upon receipt of any notice from the Company of the kind described in the first sentence of Section 3(e), the Buyer will immediately discontinue purchases or sales of any securities of the Company unless such purchases or sales are in compliance with applicable U.S. securities laws.  Notwithstanding anything to the contrary, the Company shall cause its Transfer Agent to deliver as promptly as practicable shares of Common Stock without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Buyer has received a Purchase Notice or VWAP Purchase Notice (both as defined in the Purchase Agreement) prior to the Buyer’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e) and for which the Buyer has not yet settled.

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5.EXPENSES OF REGISTRATION.

All reasonable expenses of the Company, other than sales or brokerage commissions and fees and disbursements of counsel for the Buyer, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.INDEMNIFICATION.

a.To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Buyer, each Person, if any, who controls the Buyer, the members, the directors, officers, partners, employees, agents, representatives of the Buyer and each Person, if any, who controls the Buyer within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (with the consent of the Company, such consent not to be unreasonably withheld) or reasonable expenses, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”).  The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Buyer or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded

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prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Buyer was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation; (C) shall not be available to the extent such Claim is based on a failure of the Buyer to deliver, or to cause to be delivered, the prospectus made available by the Company, if such prospectus was theretofore made available by the Company pursuant to Section 3(c) or Section 3(e); and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 9.

b.In connection with the Registration Statement or any New Registration Statement, the Buyer agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Buyer set forth on Exhibit B attached hereto or updated from time to time in writing by the Buyer and furnished to the Company by the Buyer expressly for  use in the Registration Statement or any New Registration Statement or from the failure of the Buyer to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and, subject to Section 6(d), the Buyer will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Buyer, which consent shall not be unreasonably withheld; provided, further, however, that the Buyer shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Buyer as a result of the sale of Registrable Securities pursuant to such registration statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 9.

c.Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying

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party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.  Any person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment to the person making it.

e.The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

With a view to making available to the Buyer the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Buyer to

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sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, at the Company’s sole expense, to:

a.use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

b.use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required to satisfy the current public information requirements of Rule 144;

c.furnish to the Buyer so long as the Buyer owns Registrable Securities, as promptly as practicable at Buyer’s request, (i) a written statement by the Company that it has complied in all material respects with the requirements of Rule 144(c)(1)(i) and (ii), and (ii) such other information, if any, as may be reasonably requested to permit the Buyer to sell such securities pursuant to Rule 144 without registration; and

d.take such additional action as is reasonably requested by the Buyer to enable the Buyer to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Buyer and otherwise provide reasonable cooperation to the Buyer and the Buyer’s broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that Buyer shall, whether or not it is pursuing any remedies at law, be entitled to seek equitable relief in the form of a preliminary or permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

9.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer.  The Buyer may not assign its rights under this Agreement without the prior written consent of the Company.

10.AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Buyer.

11.MISCELLANEOUS.

a.Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and

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confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Cerecor Inc.

400 E. Pratt Street, Suite 606

Baltimore, MD 21202

Telephone:410-552-8707

Facsimile:443-708-0451

Attention:  Mariam E. Morris

Email:mmorris@cerecor.com

With a copy (which shall not constitute notice) to:

Cooley LLP

1299 Pennsylvania Avenue NW, Suite 700

Washington, DC 20004

Telephone: 202-728-7040

Facsimile:202-842-7899

Attention:Brent B. Siler, Esq.

Email:bsiler@cooley.com

If to the Buyer:

Aspire Capital Fund, LLC

155 North Wacker Drive, Suite 1600

Chicago, IL 60606

Telephone:312-658-0400

Facsimile:312-658-4005

Attention:Steven G. Martin

Email:smartin@aspirecapital.com

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW, Suite 6000

Washington, DC 20006

Telephone:202-778-1611

Facsimile:202-887-0763

Attention:Martin P. Dunn, Esq.

Email:mdunn@mofo.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice,

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consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.  Any party to this Agreement may give any notice or other communication hereunder using any other means (including messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless it actually is received by the party for whom it is intended.

b.No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

c.The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d.This Agreement, the Purchase Agreement and the other Transaction Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Purchase Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the subject matter hereof and thereof.

e.Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

f.The headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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g.This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction of a) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

h.Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i.The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

j.This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * *

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

CERECOR INC.

By: /s/ Mariam E. Morris_____

Name: Mariam E. Morris

Title: Chief Financial Officer

BUYER:

ASPIRE CAPITAL FUND, LLC

BY: ASPIRE CAPITAL PARTNERS, LLC

BY:  SGM HOLDINGS CORP.

By:_/s/ Steven G. Martin_____

Name: Steven G. Martin

Title: President

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[Date]

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Maritza Merced

RE:  CERECOR INC.

Ladies and Gentlemen:

We refer to that certain Common Stock Purchase Agreement, dated as of September 8, 2016 (the “Purchase Agreement”), entered into by and between CERECOR INC., a Delaware corporation (the “Company”) and ASPIRE CAPITAL FUND, LLC (the “Buyer”) pursuant to which the Company has agreed to issue to the Buyer shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), in an amount up to Fifteen Million Dollars ($15,000,000), in accordance with the terms of the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, the Company has registered with the U.S. Securities and Exchange Commission (the “SEC”) the sale by the Buyer of the following shares of Common Stock:

(1)	up to [Total # of Purchase Shares, including Initial Purchase Shares] shares of Common Stock to be issued upon purchase from the Company by the Buyer from time to time (the “Purchase Shares”); and

(2)  175,000 shares of Common Stock which have been issued to the Buyer as a commitment fee (the “Commitment Shares”).

In connection with the transactions contemplated by the Purchase Agreement, the Company has filed a registration statement on Form S-1 (File No. 333_________) (the “Registration Statement”) with the SEC relating to the sale by the Buyer of the Purchase Shares and the Commitment Shares.  Accordingly, we advise you that (i) the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933 Act (the “1933 Act”) at ___ [A./P.]M. on __________, 201_, (ii) we have no knowledge, after review of the stop order notification website maintained by the SEC, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and (iii) the Purchase Shares and the Commitment Shares are available for sale under the 1933 Act pursuant to the Registration Statement.  Accordingly, and in reliance on certain covenants made by the Buyer regarding the manner of sale of the Shares, certificates representing the Shares may be issued without any restrictive legend.

Very truly yours,

By: ____________________

     [Company Counsel]

CC:Aspire Capital Fund, LLC

EXHIBIT B

Information About The Buyer Furnished To The Company By The Buyer

Expressly For Use In Connection With The Registration Statement and Prospectus

Aspire Capital Partners LLC (“Aspire Partners”) is the Managing Member of Aspire Capital Fund LLC (“Aspire Fund”).  SGM Holdings Corp (“SGM”) is the Managing Member of Aspire Partners.  Mr. Steven G. Martin (“Mr. Martin”) is the president and sole shareholder of SGM, as well as a principal of Aspire Partners.  Mr. Erik J. Brown (“Mr. Brown”) is the president and sole shareholder of Red Cedar Capital Corp (“Red Cedar”), which is a principal of Aspire Partners.  Mr. Christos Komissopoulos (“Mr. Komissopoulos”) is president and sole shareholder of Chrisko Investors Inc (“Chrisko”), which is a principal of Aspire Partners.  Each of Aspire Partners, SGM, Red Cedar, Chrisko, Mr. Martin, Mr. Brown, and Mr. Komissopoulos may be deemed to be a beneficial owner of common stock held by Aspire Fund. Each of Aspire Partners, SGM, Red Cedar, Chrisko, Mr. Martin, Mr. Brown, and Mr. Komissopoulos disclaims beneficial ownership of the common stock held by Aspire Fund.

Plan of Distribution

The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.  Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.

The selling stockholder and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

The selling stockholder is an “underwriter” within the meaning of the Securities Act.

We have advised the selling stockholder that while it is engaged in a distribution of the shares included in this prospectus, it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering as it relates to Aspire Capital will terminate on the date that all shares offered by this prospectus have been sold by Aspire Capital.

Exhibit 10.1

Execution Copy

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of September 8, 2016, by and between CERECOR INC., a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”).  Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to Fifteen Million Dollars ($15,000,000) of the Company’s common stock, par value $0.001 (the “Common Stock”).  The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Buyer, and the Buyer has the obligation to purchase from the Company, Purchase Shares as follows:

(a)Initial Purchase; Commencement of Purchases of Common Stock.  Immediately upon the execution of this Agreement, the Buyer shall purchase from the Company 250,000 Purchase Shares and upon receipt of such Purchase Shares shall pay to the Company as the purchase price therefor, via wire transfer, One Million Dollars ($1,000,000) (such purchase the “Initial Purchase” and such Purchase Shares are referred to herein as “Initial Purchase Shares”).  Upon issuance and payment therefor as provided herein, such Initial Purchase Shares shall be validly issued and fully paid and non-assessable.  The Initial Purchase Shares shall be issued to the Buyer bearing the restrictive legend set forth in Section 4(e).  Thereafter, the purchase and sale of Purchase Shares hereunder shall occur from time to time upon written notices by the Company to the Buyer on the terms and conditions as set forth herein following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 6 and 7 below (the date of satisfaction of such conditions, the “Commencement Date”).

(b)The Company’s Right to Require Regular Purchases.  Subject to the terms and conditions of this Agreement, on any given Business Day after the Commencement Date, the Company shall have the right but not the obligation to direct the Buyer by its delivery to the Buyer of a Purchase Notice from time to time, and the Buyer thereupon shall have the obligation, to buy the number of Purchase Shares specified in such notice, up to 50,000 Purchase Shares, on such Business Day (as long as such notice is delivered on or before 5:00 p.m. Eastern time on such Business Day) (each such purchase, a “Regular Purchase”) at the Purchase Price on the Purchase Date; however, in no event shall the Purchase Amount of a Regular Purchase exceed Five Hundred Thousand Dollars ($500,000) per Business Day.  The Company may deliver additional Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed. The share amounts in this Section 1(b) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(c)VWAP Purchases.  Subject to the terms and conditions of this Agreement, in addition to purchases of Purchase Shares as described in Section 1(b) above, with one Business Day’s prior written notice (as long as such notice is delivered on or before 5:00 p.m. Eastern time on the Business Day immediately preceding the VWAP Purchase Date), the Company shall also have the right but not the obligation to direct the Buyer by the Company’s delivery to the Buyer of a VWAP Purchase Notice from time to time, and the Buyer thereupon shall have the obligation, to buy the VWAP Purchase Share Percentage of the trading volume of the Common Stock on the VWAP Purchase Date up to the VWAP Purchase Share Volume Maximum on the VWAP Purchase Date (each such purchase, a “VWAP Purchase”) at the VWAP Purchase Price.  The Company may deliver a VWAP Purchase Notice to the Buyer on or before 5:00 p.m. Eastern time on a date on which the Company also submitted a Purchase Notice for a Regular Purchase of at least 50,000 Purchase Shares to the Buyer. The share amount in the prior sentence shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction. A VWAP Purchase shall automatically be deemed completed at such time on the VWAP Purchase Date that the Sale Price falls below the VWAP Minimum Price Threshold; in such circumstance, the VWAP Purchase Amount shall be calculated using (i) the VWAP Purchase Share Percentage of the aggregate shares traded on the Principal Market for such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold and (ii) a VWAP Purchase Price calculated using the volume weighted average price of Common Stock sold during such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold.  Each VWAP Purchase Notice must be accompanied by instructions to the Company’s Transfer Agent to immediately issue to the Buyer an amount of Common Stock equal to the VWAP Purchase Share Estimate, a good faith estimate by the Company of the number of Purchase Shares that the Buyer shall have the obligation to buy pursuant to the VWAP Purchase Notice.  In no event shall the Buyer, pursuant to any VWAP Purchase, purchase a number of Purchase Shares that exceeds the VWAP Purchase Share Estimate issued on the VWAP Purchase Date in connection with such VWAP Purchase Notice; however, the Buyer will immediately return to the Company any amount of Common Stock issued pursuant to the VWAP Purchase Share Estimate that exceeds the number of Purchase Shares the Buyer actually purchases in connection with such VWAP Purchase.  Upon completion of each VWAP Purchase Date, the Buyer shall submit to the Company a confirmation of the VWAP Purchase in form and substance reasonably acceptable to the Company.  The Company may deliver additional VWAP Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed.

(d)Payment for Purchase Shares.  For each Regular Purchase, the Buyer shall pay to the Company an amount equal to the Purchase Amount as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Buyer receives such Purchase Shares.  For each VWAP Purchase, the Buyer shall pay to the Company an amount equal to the VWAP Purchase Amount as full payment for such Purchase Shares via wire transfer of immediately available funds on the third Business Day following the VWAP Purchase Date.  All payments made under this Agreement shall be made in lawful money of the United States of America via wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement.  Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e)Purchase Price Floor.  The Company and the Buyer shall not effect any sales under this Agreement on any Purchase Date where the Closing Sale Price is less than the Floor Price.  “Floor Price” means $0.50 per share of Common Stock, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(f)Records of Purchases.  The Buyer and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each purchase, or shall use such other method reasonably satisfactory to the Buyer and the Company to reconcile the remaining Available Amount.

(g)Taxes.  The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under this Agreement.

(h)Compliance with Principal Market Rules.  Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 1(e), the total number of shares of Common Stock that may be issued under this Agreement, including the Commitment Shares (as defined in Section 4(e) hereof), shall be limited to 1,729,163 shares of Common Stock (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue more than such 19.99%.  The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The foregoing limitation shall not apply if stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is equal to or greater than $3.86 (the “Minimum Price”), a price equal to the consolidated closing bid price on the date hereof (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply).    The Minimum Price shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Buyer shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market.

(i) Beneficial Ownership Limitation.  The Company shall not issue and the Buyer shall not purchase any shares of Common Stock under this Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Buyer and its affiliates would result in the beneficial ownership by the Buyer and its affiliates of more than 19.99% of the then issued and outstanding shares of Common Stock.

2.BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)Investment Purpose.  The Buyer is entering into this Agreement and acquiring the Commitment Shares (as defined in Section 4(e) hereof) and the Purchase Shares (the Purchase Shares and the Commitment Shares are collectively referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b)Accredited Investor Status.  The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.

(c)Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)Information.  The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof).  The Buyer understands that its investment in the Securities involves a high degree of risk.  The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities.  Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)Transfer or Sale.  The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 4(a) hereof): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the  Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)Organization.  The Buyer is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(h)Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of the Transaction Documents by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its managers or its members.

(i)Residency.  The Buyer is a resident of the State of Illinois.

(j)No Prior Short Selling.  The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that as of the date hereof and as of the Commencement Date:

(a)Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the voting stock or capital stock or other similar equity interests) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or organizational power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b) hereof).  The Company has no material Subsidiaries except as set forth on Schedule 3(a).

(b)Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the parties on the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors or duly authorized committee thereof, do not conflict with the Company’s Certificate of Incorporation or Bylaws, and do not require further consent or authorization by the Company, its Board of Directors or its stockholders (other than as contemplated by Section 1(h) hereof), (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (y) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (z) public policy underlying any law, rule or regulation (including any federal or states securities law, rule or regulation) with regards to indemnification, contribution or exculpation.  The Board of Directors of the Company or duly authorized committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit B-1 attached hereto to authorize this Agreement and the transactions contemplated hereby.  The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect other than by the resolutions set forth in Exhibit B-2 attached hereto regarding the registration statement referred to in Section 4 hereof.  The Company has delivered to the Buyer a true and correct copy of the Signing Resolutions as approved by the Board of Directors of the Company or an appropriate Board committee.

(c)Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, par value $0.001, of which as of the date hereof, 8,650,143 shares are issued and outstanding, zero shares are held as treasury shares, 2,515,428 shares are reserved for future issuance pursuant to the Company’s equity incentive plans, of which approximately 732,290 shares remain available for future option grants or stock awards, and 7,400,934 shares are issuable and reserved for issuance pursuant to securities (other than stock options or equity based awards issued pursuant to the Company’s stock incentive plans) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, none of which have been designated or are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and non-assessable.  Except as disclosed in Schedule 3(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities of the Company or any of its Subsidiaries, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no material agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except (a) the Registration Rights Agreement and (b) that certain Second Amended and Restated Investors’ Rights Agreement, dated as of July 11, 2014), (v) there are no outstanding securities or instruments of the

Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company has furnished or made available to the Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(d)Issuance of Securities.  The Commitment Shares and the Initial Purchase Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Commitment Shares and the Initial Purchase Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof.  At least an additional 3,500,000 shares of Common Stock have been duly authorized and reserved for issuance upon future purchase as Purchase Shares under this Agreement.  Upon issuance and payment therefore in accordance with the terms and conditions of this Agreement, such Purchase Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(e)No Conflicts.  Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation, including any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company, or the Bylaws or (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result, to the Company’s knowledge, in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation,  including any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company, or Bylaws or their organizational charter or bylaws, respectively.  Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement, reporting obligations under the 1934 Act or as required under the 1933 Act or applicable state securities laws or the filing of a

Listing of Additional Shares Notification Form with the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.  Except for reporting obligations under the 1934 Act, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.  The Company is not subject to any notices or actions from or to the Principal Market, other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market.  To the Company’s knowledge, the Principal Market has not commenced any delisting proceedings against the Company.

(f)SEC Documents; Financial Statements. Except as disclosed in Schedule 3(f), since October 14, 2015 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as disclosed in Schedule 3(f) or routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports publicly available on EDGAR, to the Company’s knowledge, the Company or any of its Subsidiaries are not presently the subject of any inquiry, investigation or action by the SEC.

(g)Absence of Certain Changes.  Except as disclosed in Schedule 3(g), since June 30, 2016 there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries taken as a whole.  For purposes of this Agreement, neither a decrease in cash or cash equivalents nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered a material adverse change.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.  The Company is financially solvent and is generally able to pay its debts as they become due.

(h)Absence of Litigation.   Except as disclosed in Schedule 3(h), to the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect (each, an “Action”).  A description of each such Action, if any, is set forth in Schedule 3(h).

(i)Acknowledgment Regarding Buyer’s Status.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities.  The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)Intellectual Property Rights. To the Company’s knowledge, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted, except as set forth in Schedule 3(j) or to the extent that the failure to own, possess, license or otherwise hold adequate rights to use Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.    Except as disclosed in Schedule 3(j), to the Company’s knowledge, none of the Company’s active and registered Intellectual Property will expire or terminate by the terms and conditions thereof within two years from the date of this Agreement which could reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any Intellectual Property of others and, except as set forth on Schedule 3(j), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

(k)Environmental Laws.  To the Company’s knowledge, the Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or human health and safety and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)Title.  The Company and its Subsidiaries have good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(l) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Any real property and facilities held under lease by the Company and any of its Subsidiaries, to the Company’s knowledge, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(m)Insurance.   The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonable and customary in the businesses in which the Company and its Subsidiaries are engaged.  To the Company’s knowledge, since June 30, 2013 neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary, to the Company’s knowledge, will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(n)Regulatory Permits.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except when the failure to so possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

(o)Tax Status.  The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books reserves reasonably adequate for the payment of all unpaid and unreported taxes or filed valid extensions) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith.  To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(p)Transactions With Affiliates.  Except as set forth on Schedule 3(p), and other than the grant or exercise of stock options or any other equity securities offered pursuant to duly adopted stock or incentive compensation plans as disclosed on Schedule 3(c), as of the date hereof, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors and reimbursement for expenses incurred on behalf of the Company), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a material interest or is an officer, director, trustee or general partner.

(q)Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

4.COVENANTS.

(a)Filing of Form 8-K and Registration Statement.  The Company agrees that it shall, within the time required under the 1934 Act, file a Current Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby.  The Company shall also file within ten (10) Business Days from the date hereof a new registration statement covering the sale of the Securities by the Buyer in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof (“Registration Rights Agreement”).

(b)Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial issuance of the Securities to the Buyer under this Agreement and (ii) any subsequent sale of the Securities by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer at its written request.

(c)Listing.  The Company shall promptly secure the listing of all of the Securities upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed.  The Company shall use its reasonable best efforts to maintain the Common Stock’s listing on the Principal Market in accordance with the requirements of the Registration Rights Agreement.  Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or the OTCQB or OTCQX market places of the OTC Markets.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d)Limitation on Short Sales and Hedging Transactions.  The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)Issuance of Commitment Shares and Initial Purchase Shares.  Immediately upon the execution of this Agreement, the Company shall issue to the Buyer as consideration for the Buyer entering into this Agreement 175,000 shares of Common Stock (the “Commitment Shares”) and, pursuant to Section 1(a), the Buyer shall purchase the Initial Purchase Shares.  The Commitment Shares and Initial Purchase Shares shall be issued in certificated or restricted book-entry form and (subject to Section 5 hereof) shall bear a restrictive legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(f)Due Diligence.  The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company.  The Company and its officers and employees shall provide information and reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer’s due diligence of the Company, including, but not limited to, any such request made by the Buyer in connection with (i) the filing of the registration statement described in Section 4(a) hereof and (ii) the Commencement; provided, however, that at no time is the Company required or permitted to disclose material nonpublic information to the Buyer or breach any obligation of confidentiality or non-disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege.  Except as may be required by law, court order or governmental authority, each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby.  Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

(g)Disposition of Securities.  The Buyer shall not sell any Securities except as provided in this Agreement, the Registration Rights Agreement and the “Plan of Distribution” section of the prospectus included in the Registration Statement.  The Buyer shall not transfer any Securities except pursuant to sales described in the “Plan of Distribution” section of the prospectus included in the Registration Statement or pursuant to Rule 144 under the 1933 Act.  In the event of any sales of Securities pursuant to the Registration Statement, the Buyer will (i) effect such sales pursuant to the “Plan of Distribution” section of the prospectus included in the Registration Statement, and (ii) will comply with all applicable prospectus delivery requirements.

5.TRANSFER AGENT INSTRUCTIONS.

Immediately upon the execution of this Agreement and receipt by the Company of the payment for the Initial Purchase Shares, the Company shall deliver to the Transfer Agent a letter in the form as set forth as Exhibit D attached hereto with respect to the issuance of the Initial Purchase Shares and the Commitment Shares.    On the Commencement Date, the Company shall cause any restrictive legend on the Initial Purchase Shares and the Commitment Shares to be removed upon surrender of the originally issued certificate(s) for such shares.  So long as the Buyer complies with its obligations in Section 4(g), all of the additional Purchase Shares to be issued under this Agreement shall be issued without any restrictive legend unless the Buyer expressly consents otherwise.  The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Common Stock in the name of the

Buyer for the Purchase Shares (the “Irrevocable Transfer Agent Instructions”).  The Company warrants to the Buyer that, so long as the Buyer complies with its obligations in Section 4(g), no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to the Transfer Agent with respect to the Purchase Shares and that the Commitment Shares and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement, subject to the provisions of Section 4(e) in the case of the Commitment Shares and the Initial Purchase Shares.

6.CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK UNDER THIS AGREEMENT.

The right of the Company hereunder to commence sales of the Purchase Shares (other than the Initial Purchase Shares) is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales of Purchase Shares (other than the Initial Purchase Shares)):

(a)The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)The representations and warranties of the Buyer shall be true and correct as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Commencement Date; and

(c)A registration statement covering the sale of the Securities by the Buyer shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.

7.CONDITIONS TO THE BUYER’S OBLIGATION TO MAKE PURCHASES OF SHARES OF COMMON STOCK.

The obligation of the Buyer to buy Purchase Shares (other than the Initial Purchase Shares) under this Agreement is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales of Purchase Shares (other than the Initial Purchase Shares)) and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;

(b)The Company shall have issued to the Buyer the Commitment Shares and, in the event that the Buyer shall have surrendered the originally issued certificate(s), shall have removed the restrictive transfer legend from the certificate representing the Commitment Shares;

(c)The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal

Market, other than a general halt in trading in the Common Stock by the Principal Market under halt codes indicating pending or released material news, and the Securities shall be approved for listing upon the Principal Market;

(d)The Buyer shall have received the opinion of the Company’s legal counsel dated as of the Commencement Date in customary form and substance;

(e)The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.  The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f)The Board of Directors of the Company or a duly authorized committee thereof shall have adopted resolutions substantially in the form attached hereto as Exhibit B-1, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g)As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting future purchases of Purchase Shares hereunder, 3,500,000 shares of Common Stock;

(h)The Irrevocable Transfer Agent Instructions, in form acceptable to the Buyer shall have been signed by the Company and the Buyer and have been delivered to the Transfer Agent;

(i)The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(j)[Intentionally Omitted.]

(k)The Company shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit C;

(l)A registration statement covering the sale of (i) all of the Commitment Shares and the Initial Purchase Shares and (ii) such number of additional Purchase Shares as reasonably determined by the Company shall have been declared effective under the 1933 Act by the SEC and no stop order with respect thereto shall be pending or threatened by the SEC.  The Company shall have prepared and delivered to the Buyer a final and complete form of prospectus, dated and current as of the Commencement Date, to be used by the Buyer in connection with any sales of any Securities, and to be filed by the Company one (1) Business Day after the Commencement Date pursuant to Rule 424(b).  The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares and the Purchase Shares pursuant to this Agreement in compliance with such laws;

(m)No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(n)On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order to render inapplicable any control share acquisition, business combination, stockholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation,  other than Section 203 of the Delaware General Corporation Law, that is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities; and

(o)The Company shall have provided the Buyer with the information reasonably requested by the Buyer in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 4(f) hereof.

8.INDEMNIFICATION.

In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or  document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of the Buyer’s representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of the Buyer or any other Indemnitee.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9.EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for the sale of all of the Registrable Securities (as defined in the Registration Rights Agreement), and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, which is not in connection with a Permitted Delay (as defined in the Registration Rights Agreement), post-effective amendment to any such registration statement or the filing of a new registration statement; provided, however, that in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than thirty  (30) consecutive Business Days, which such period shall be extended for up to an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith;

(b)the suspension from trading or failure of the Common Stock to be listed on a Principal Market for a period of three (3) consecutive Business Days;

(c)the delisting of the Common Stock from the Principal Market, and the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

(d)the failure for any reason by the Transfer Agent to issue Purchase Shares to the Buyer within five (5) Business Days after the applicable Purchase Date that the Buyer is entitled to receive;

(e)the Company’s breach of any representation or warranty (as of the dates made),  covenant or other term or condition under any Transaction Document if such breach could reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues uncured for a period of at least five (5) Business Days;

(f)if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g)if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) becomes insolvent;

(h)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary; or

(i)if at any time after the Commencement Date, the Exchange Cap is reached unless and until stockholder approval is obtained pursuant to Section 1(h) hereof. The Exchange Cap shall be deemed to be reached at such time if, upon submission of a Purchase Notice or VWAP Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue under this Agreement without breaching the Company’s obligations under the rules or regulations of the Principal Market.

In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights under Section 11(k) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, or so long as the Closing Sale Price is below the Floor Price, the Company may not require and the Buyer shall not be obligated or permitted to purchase any shares of Common Stock under this Agreement.  If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.  No such termination of this Agreement under Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

10.CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)“1933 Act” means the Securities Act of 1933, as amended.

(b)“Available Amount” means initially Fifteen Million Dollars ($15,000,000) in the aggregate which amount shall be reduced by the purchase amount each time the Buyer purchases shares of Common Stock pursuant to Section 1 hereof including the purchase of the Initial Purchase Shares under Section 1(a) hereof.

(c)“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(d)“Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e)“Closing Sale Price” means the last closing trade price for the Common Stock on the Principal Market as reported by the Principal Market.

(f)“Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(g)“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h)“Maturity Date” means the date that is thirty  (30) months from the Commencement Date.

(i)“Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)“Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, Nasdaq Capital Market, the OTC Bulletin Board or either of the OTCQB marketplace or the OTCQX marketplace of the OTC Markets Group, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(k)“Purchase Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1 hereof as set forth in a valid Purchase Notice or VWAP Purchase Notice which the Company delivers to the Buyer.

(l)“Purchase Date” means with respect to any Regular Purchase made hereunder, the Business Day of receipt by the Buyer of a valid Purchase Notice that the Buyer is to buy Purchase Shares pursuant to Section 1(b) hereof.

(m) “Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase Shares pursuant to Section 1(b) hereof as specified by the Company therein at the applicable Purchase Price on the Purchase Date.

(n)  “Purchase Price” means the lesser of (i) the lowest Sale Price of the Common Stock on the Purchase Date or (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(o)“Sale Price” means any trade price for the shares of Common Stock on the Principal Market during normal trading hours, as reported by the Principal Market.

(p)“SEC” means the United States Securities and Exchange Commission.

(q)“Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(r)“VWAP Minimum Price Threshold” means, with respect to any particular VWAP Purchase Notice, the Sale Price on the VWAP Purchase Date equal to the greater of (i) 80% of the Closing Sale Price on the Business Day immediately preceding the VWAP Purchase Date or (ii) such higher price as set forth by the Company in the VWAP Purchase Notice.

(s)“VWAP Purchase Amount” means, with respect to any particular VWAP Purchase Notice, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1(c) hereof as set forth in a valid VWAP Purchase Notice which requires the Buyer to buy the VWAP Purchase Share Percentage of the aggregate shares traded on the Principal Market during normal trading hours on the VWAP Purchase Date up to the VWAP Purchase Share Volume Maximum, subject to the VWAP Minimum Price Threshold.

(t)“VWAP Purchase Date” means, with respect to any VWAP Purchase made hereunder, the Business Day following the receipt by the Buyer of a valid VWAP Purchase Notice that the Buyer is to buy Purchase Shares pursuant to Section 1(c) hereof.

(u)“VWAP Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase Shares on the VWAP Purchase Date pursuant to Section 1(c) hereof as specified by the Company therein at the applicable VWAP Purchase Price with the applicable VWAP Purchase Share Percentage specified therein.

(v)“VWAP Purchase Share Percentage” means, with respect to any particular VWAP Purchase Notice pursuant to Section 1(c) hereof, the percentage set forth in the VWAP Purchase Notice which the Buyer will be required to buy as a specified percentage of the aggregate shares traded on the Principal Market during normal trading hours up to the VWAP Purchase Share Volume Maximum on the VWAP Purchase Date subject to Section 1(c) hereof but in no event shall this percentage exceed thirty percent (30%) of such VWAP Purchase Date’s share trading volume of the Common Stock on the Principal Market during normal trading hours.

(w)  “VWAP Purchase Price” means the lesser of (i) the Closing Sale Price on the VWAP Purchase Date; or (ii) ninety-seven percent (97%) of volume weighted average price for the Common Stock traded on the Principal Market during normal trading hours on (A) the VWAP Purchase Date if the aggregate shares traded on the Principal Market on the VWAP Purchase Date have not exceeded the VWAP Purchase Share Volume Maximum, or (B) the portion of the VWAP Purchase Date until such time as the sooner to occur of (1) the time at which the aggregate shares traded on the Principal Market has exceeded the VWAP Purchase Share Volume Maximum, or (2) the time at which the sale price of Common Stock falls below the VWAP Minimum Price Threshold (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(x)  “VWAP Purchase Share Estimate” means the number of shares of Common Stock that the Company has in its sole discretion irrevocably instructed its Transfer Agent to issue to the Buyer via the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program in connection with a VWAP Purchase Notice pursuant to Section 1(c) hereof and issued to the Buyer’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian (DWAC) system on the VWAP Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(y)  “VWAP Purchase Share Volume Maximum” means a number of shares of Common Stock traded on the Principal Market during normal trading hours on the VWAP Purchase Date equal to: (i) the VWAP Purchase Share Estimate, divided by (ii) the VWAP Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

11.MISCELLANEOUS.

(a)Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF (or other electronic reproduction) signature.

(c)Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)Entire Agreement.  This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Cerecor Inc.
400 E. Pratt Street, Suite 606
Baltimore, MD 1202
Telephone:	410-552-8707
Facsimile:	443-708-0451
Attention:	Mariam E. Morris
Email:	mmorris@cerecor.com

With a copy (which shall not constitute notice) to:

Cooley LLP
1299 Pennsylvania Avenue NW, Suite 700
Washington, DC 20004
Telephone:	202-728-7040
Facsimile:	202-842-7899
Attention:	Brent B. Siler, Esq.
Email:	bsiler@cooley.com

If to the Buyer:

Aspire Capital Fund, LLC
155 North Wacker Drive, Suite 1600
Chicago, IL 60606
Telephone:	312-658-0400
Facsimile:	312-658-4005
Attention:	Steven G. Martin
Email:	smartin@aspirecapital.com

With a copy to (which shall not constitute delivery to the Buyer):

Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW, Suite 6000
Washington, DC 20006
Telephone:	202-778-1611
Facsimile:	202-887-0763
Attention:	Martin P. Dunn, Esq.
Email:	mdunn@mofo.com

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Telephone:	718-921-8200, ext. 6494
Facsimile:	718-765-8712
Attention:	Maritza Merced
Email:	mmerced@amstock.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment.  The Buyer may not assign its rights or obligations under this Agreement.

(h)No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)Publicity.  The Buyer shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Buyer, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Buyer in connection with any such press release or other public disclosure at least two (2) Business Days prior to its release; provided, however, that the Company’s obligations pursuant to this Section 11(i) shall not apply if the material provisions of such press release, SEC filing, or other public disclosure previously has been publicly disclosed by the Company in accordance with this Section 11(i).  The Buyer must be provided with a copy thereof at least one (1) Business Day prior to any release or use by the Company thereof.

(j)Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)Termination.  This Agreement may be terminated only as follows:

(i)By the Buyer any time an Event of Default exists without any liability or payment to the Company.  However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.  No such termination of this Agreement under this Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(ii)In the event that the Commencement shall not have occurred the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of either party to the other party under this Agreement except as set forth in Section 11(k)(viii) hereof.

(iii)In the event that the Commencement shall not have occurred on or before March 31, 2017, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7 above with respect to the Commencement, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party; provided, however, that the right to terminate this Agreement under this Section 11(k)(iii) shall not be available to either party if such failure to satisfy any of the conditions set forth in Sections 6 and 7 is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects.

(iv) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Buyer electing to terminate this Agreement without any liability whatsoever of either party to the other party under this Agreement except as set forth in Section 11(k)(viii) hereof.  The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Buyer.

(v)This Agreement shall automatically terminate on the date that the Company sells and the Buyer purchases the full Available Amount as provided herein,  without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement except as set forth in Section 11(k)(viii) hereof.

(vi)If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 1 of this Agreement, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement except as set forth in Section 11(k)(viii) hereof.

(vii)Except as set forth in Sections 11(k)(i) (in respect of an Event of Default under Sections 9(f), 9(g) and 9(h)), 11(k)(v) and 11(k)(vi), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof.

(viii)The representations and warranties of the Company and the Buyer contained in Sections 2, 3 and 5 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Sections 4(e), 4(g) and 11, shall survive the Commencement and any termination of this Agreement.  No termination of this Agreement shall affect the Company’s or the Buyer’s rights or obligations (A) under the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (B) under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(l)No Financial Advisor, Placement Agent, Broker or Finder.  The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby.  Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(m)No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*     *     *     *     *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

CERECOR INC.

By:	/s/ Mariam E. Morris
Name:	Mariam E. Morris
Title:	Chief Financial Officer

BUYER:

ASPIRE CAPITAL FUND, LLC
BY: ASPIRE CAPITAL PARTNERS, LLC
BY: SGM HOLDINGS CORP.

By:	/s/ Steven G. Martin
Name:	Steven G. Martin
Title:	President

Exhibit 10.1

Execution Copy

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(c)	Capitalization
Schedule 3(e)	Conflicts
Schedule 3(f)	1934 Act Filings
Schedule 3(g)	Material Changes
Schedule 3(h)	Litigation
Schedule 3(j)	Intellectual Property
Schedule 3(l)	Title
Schedule 3(p)	Transactions with Affiliates

EXHIBITS

Exhibit A	Form of Officer’s Certificate
Exhibit B	Form of Resolutions of Board of Directors of the Company
Exhibit C	Form of Secretary’s Certificate
Exhibit D	Form of Letter to Transfer Agent

DISCLOSURE SCHEDULES

Schedule 3(a) – Subsidiaries

None.

Schedule 3(c) - Capitalization

As of the date hereof, the Company has outstanding options to purchase 1,783,138 shares of its common stock and warrants to purchase 7,400,934 shares of its common stock.

Schedule 3(e) - Conflicts

None.

Schedule 3(f) - 1934 Act Filings

None.

Schedule 3(g) - Material Changes

None.

Schedule 3(h) - Litigation

None.

Schedule 3(j) - Intellectual Property

None.

Schedule 3(l) - Title

None.

Schedule 3(p) - Transactions with Affiliates

The information under the heading “Transactions with Related Persons” in the Company’s Definitive

Proxy Statement filed with the SEC on April 8, 2016 is incorporated herein by reference.

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7(e) of that certain Common Stock Purchase Agreement dated as of September 8, 2016 (the “Common Stock Purchase Agreement”), by and between CERECOR INC., a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”).  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned, ______________, ________________ of the Company, hereby certifies as follows:

1.I am the _________________ of the Company and make the statements contained in this Certificate in such capacity and not personally;

2.The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Common Stock Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date);

3.The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

c

The undersigned as Secretary of CERECOR INC., a Delaware corporation, hereby certifies that ___________________ is the duly elected, appointed, qualified and acting ______________ of CERECOR INC. and that the signature appearing above is his genuine signature.

, Secretary

EXHIBIT B-1

FORM OF COMPANY RESOLUTIONS

FOR SIGNING PURCHASE AGREEMENT

WHEREAS, management has reviewed with the Board of Directors (the “Board”) of Cerecor Inc., A Delaware corporation (the “Company”) the background, terms and conditions of the transactions subject to the Common Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and Aspire Capital Fund, LLC (“Aspire”), including all materials terms and conditions of the transactions subject thereto, providing for the purchase by Aspire of up to Fifteen Million Dollars ($15,000,000) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Company to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the issuance of 175,000 shares of Common Stock to Aspire as a commitment fee (the “Commitment Shares”), the sale to Aspire of 250,000 shares of common stock at a price of $4.00 per share (the “Initial Purchase Shares”) and the sale of additional shares of Common Stock to Aspire from time to time up to the available amount under the Purchase Agreement (the “Purchase Shares,” and together with the Commitment Shares, the “Aspire Shares”); and

WHEREAS, the Purchase Agreement provides that the Company can direct Aspire to purchase a specified number of Purchase Shares from time to time (the “Additional Shares”) as determined by the Company at the applicable Purchase Price (as defined in the Purchase Agreement) by delivering a notice (a “Purchase Notice”) to Aspire (the “Additional Purchases”); and

WHEREAS, the Board believes it is in the best interest of the Company to delegate the authority to complete the Additional Purchases to the Authorized Officers (as defined below) and wish to approve the Purchase Agreement and the transactions contemplated therein, including the issuance of the Purchase Shares to be issued thereunder.

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and the Chief Executive Officer and Chief Financial Officer (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby including, without limitation, a registration rights agreement (the “Registration Rights Agreement”) providing for the registration of the shares of the Company’s Common Stock issuable in respect of the Purchase Agreement on behalf of Aspire, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and among the Company and Aspire are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Form of Transfer Agent Instructions (the “Instructions”) are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Execution of Purchase Agreement

FURTHER RESOLVED, that the Company be and it hereby is authorized to execute the Purchase Agreement providing for the purchase of common stock of the Company having an aggregate value of up to $15,000,000; and

Issuance of Common Stock

FURTHER RESOLVED, that the Company is hereby authorized to issue the Commitment Shares to Aspire as Commitment Shares with a deemed value of $4.00 per share and that upon issuance of the Commitment Shares pursuant to the Purchase Agreement, the Commitment Shares shall be duly authorized, validly issued, fully paid and non-assessable; and

FURTHER RESOLVED, that the Company is hereby authorized to issue the Initial Purchase Shares to Aspire for an issue price of $4.00 per share and that upon issuance of the Initial Purchase Shares in accordance with the terms of the Purchase Agreement, including receipt of consideration therefore, the Initial Purchase Shares shall be duly authorized, validly issued, fully paid and non-assessable; and

FURTHER RESOLVED, that the Company is hereby authorized to issue and sell to Aspire up to $14,000,000 of Additional Shares and that upon issuance of the Additional Shares in accordance with the terms of the Purchase Agreement, including receipt of consideration therefore, the Additional Shares shall be duly authorized, validly issued, fully paid and non-assessable;

FURTHER RESOLVED, that the Authorized Officers severally be and are hereby delegated the power to approve the final terms of each Additional Purchase, provided that a maximum of $14,000,000 of Additional Shares are issued in accordance with the terms set out in the Purchase Agreement, and the Authorized Officers be and are hereby authorized and directed to take all steps that are necessary or desirable to complete and finalize the terms of the offering of the securities, including issuing or causing to be issued Purchase Notices to Aspire in respect of Additional Purchases, all in accordance with the Purchase Agreement on an the terms as determined by the either one of the Authorized Officers;

FURTHER RESOLVED, that the Company be and is hereby authorized to reserve, allot and issue such number of Purchase Shares to Aspire as is required to be issued in accordance with the terms of the Purchase Agreement up to the available amount under the Purchase Agreement, including the Initial Purchase Shares, as determined by the Board, and upon issuance of the Purchase Shares  in accordance with the terms of the Purchase Agreement and as set out in the applicable Purchase Notice, including receipt of the consideration therefore, such Purchase Shares shall be duly authorized, validly issued, fully paid and non-assessable; and

FURTHER RESOLVED, that upon payment for the Purchase Shares, all by their respective holders and in accordance with the terms of the Purchase Agreement and as set out in the applicable Purchase Notice, the Purchase Shares shall be, without any further action the part of the Board, allotted, issued and delivered to such persons as fully paid and non-assessable shares of Common Stock, and the

Company’s transfer agent be and is hereby authorized and directed to issue and to deliver such Purchase Shares in accordance these resolutions and the Instructions; and

FURTHER RESOLVED, that the Corporation shall initially reserve _________ shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement; and

Listing of Shares on the Nasdaq Capital Market

FURTHER RESOLVED, that the officers of the Company with the assistance of counsel be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Aspire Shares on the Nasdaq Capital Market; and

Approval of Actions

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Company and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Company to consummate the agreements referred to herein and to perform its obligations under such agreements;

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Company, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Company in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects; and

FURTHER RESOLVED, that any and all actions heretofore or hereinafter taken on behalf of the Company by any of said persons or entities within the terms of the foregoing resolutions are hereby approved, ratified and confirmed in all respects as the acts and deeds of the Company.

EXHIBIT B-2

FORM OF COMPANY RESOLUTIONS APPROVING REGISTRATION STATEMENT

WHEREAS, there has been presented to the Board of Directors (the “Board”) of Cerecor Inc., a Delaware corporation (the “Company”) a Common Stock Purchase Agreement (the “Purchase Agreement”) by and among the Corporation and Aspire Capital Fund, LLC (“Aspire”), providing for the purchase by Aspire of up to Fifteen Million Dollars ($15,000,000) of the Company’s common stock, par value $0.001 (the “Common Stock”); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board, the Board has approved the Purchase Agreement and the transactions contemplated thereby and the Company has executed and delivered the Purchase Agreement to Aspire; and

WHEREAS, in connection with the transactions contemplated pursuant to the Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the Commitment Shares (as defined in the Purchase Agreement) and the Purchase Shares (as defined in the Purchase Agreement) and to list the Commitment Shares and Purchase Shares on the Nasdaq Capital Market;

WHEREAS, the management of the Company has prepared an initial draft of a Registration Statement on Form S-1 (the “Registration Statement”) in order to register the sale of the Purchase Shares and the Commitment Shares (collectively, the “Securities”) by Aspire; and

WHEREAS, the Board has determined to approve the Registration Statement and to authorize the appropriate officers of the Company to take all such actions as they may deem appropriate to effect the offering.

NOW, THEREFORE, BE IT RESOLVED, that the officers and directors of the Company be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Company, to prepare, execute and file with the Commission the Registration Statement, which Registration Statement shall be filed substantially in the form presented to the Board, with such changes therein as the Chief Executive Officer or Chief Financial Officer of the Company shall deem desirable and in the best interest of the Company and its stockholders (such officer’s execution thereof including such changes shall be deemed to evidence conclusively such determination); and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Company, to prepare, execute and file with the Commission all amendments, including post-effective amendments, and supplements to the Registration Statement, and all certificates, exhibits, schedules, documents and other instruments relating to the Registration Statement, as such officers shall deem necessary or appropriate (such officer’s execution and filing thereof shall be deemed to evidence conclusively such determination); and

FURTHER RESOLVED, that the execution of the Registration Statement and of any amendments and supplements thereto by the officers of the Company be, and the same hereby is, specifically authorized either personally or by the Chief Executive Officer and Chief Financial Officer (the “Authorized Officers”) as such officer’s true and lawful attorneys-in-fact and agents; and

FURTHER RESOLVED, that the Authorized Officers are hereby designated as “Agent for Service” of the Company in connection with the Registration Statement and the filing thereof with the Commission, and the Authorized Officers hereby are authorized to receive communications and notices from the Commission with respect to the Registration Statement; and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to pay all fees, costs and expenses that may be incurred by the Company in connection with the Registration Statement; and

FURTHER RESOLVED, that it is desirable and in the best interest of the Company that the Securities be qualified or registered for sale in various states; that the officers of the Company be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as they may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and resolutions; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the actions so taken; and

FURTHER RESOLVED, that if, in any state where the securities to be registered or qualified for sale to the public, or where the Company is to be registered in connection with the public offering of the Securities, a prescribed form of resolution or resolutions is required to be adopted by the Board, each such resolution shall be deemed to have been and hereby is adopted, and the Secretary is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by the Board; and

FURTHER RESOLVED, that the officers of the Company with the assistance of counsel be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Securities on the Nasdaq Capital Market; and

Approval of Actions

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Company and to take all such steps as are deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Company to take all such action referred to herein and to perform its obligations incident to the registration, listing and sale of the Securities; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Company, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Company in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (the “Certificate”) is being delivered pursuant to Section 7(k) of that certain Common Stock Purchase Agreement dated as of September 8, 2016 (the “Common Stock Purchase Agreement”), by and between CERECOR INC., a Delaware corporation (the “Company”) and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”), pursuant to which the Company may sell to the Buyer up to Fifteen Million Dollars ($15,000,000) of the Company’s Common Stock, par value $0.001 (the “Common Stock”).  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned, _______________, Secretary of the Company, in his capacity as such, hereby certifies as follows:

1.I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2.Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s bylaws (“Bylaws”) and Certificate of Incorporation (“Certificate”), respectively, in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Certificate.

3.Attached hereto as Exhibit C are true, correct and complete copies of the Signing Resolutions duly adopted by the Board of Directors of the Company [by unanimous written consent].  Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Common Stock Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4.As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________.

, Secretary

The undersigned as Chief Executive Officer of CERECOR INC., a Delaware corporation, hereby certifies that ____________________ is the duly elected, appointed, qualified and acting Secretary of CERECOR INC., and that the signature appearing above is his genuine signature.

c

EXHIBIT D

FORM OF LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE COMMITMENT SHARES AND INITIAL PURCHASE SHARES AT SIGNING OF THE PURCHASE AGREEMENT

[COMPANY LETTERHEAD]

September 8, 2016

[Transfer Agent]

[Address]

[Address]

Attention:

Re: Issuance of Common Stock to Aspire Capital Fund, LLC

Ladies and Gentlemen:

On behalf of CERECOR INC., (the “Company”), you are hereby instructed to issue as soon as possible 425,000 shares of our common stock in the name of ASPIRE CAPITAL FUND, LLC.  The share certificate should be dated September 8, 2016.  I have included a true and correct copy of adopted resolutions of the Board of Directors of the Company approving the issuance of these shares.  The shares should be issued subject to the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The share certificate should be sent as soon as possible via overnight mail to the following address:

Aspire Capital Fund, LLC

155 North Wacker Drive, Suite 1600

Chicago, IL 60606

Attention: Steven G. Martin

Thank you very much for your help.  Please call __________________, at ____________ if you have any questions or need anything further.

CERECOR INC.

BY:_____________________________

Name:

Title:

Exhibit 99.1

Cerecor Enters Into a $15 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC

BALTIMORE--(BUSINESS WIRE)--September 12, 2016-- Cerecor Inc. (NASDAQ: CERC), a clinical-stage biopharmaceutical company developing treatments to make a difference in the lives of patients with neurological and psychiatric disorders, today announced that it has entered into a $15 million common stock purchase agreement (the “Agreement”) and a registration rights agreement with Aspire Capital Fund, LLC (“Aspire”), a Chicago-based institutional investor.

Under the terms of the Agreement, Aspire has made an initial purchase of $1 million of Cerecor common stock at $4.00 per share, which represents a 4% premium over the September 8 closing stock price of $3.86. Pursuant to the terms of the Agreement, Cerecor has agreed to file a registration statement covering the sale by Aspire of the securities issued to Aspire under the Agreement. Once the registration statement has been filed and declared effective by the U.S. Securities and Exchange Commission, Cerecor will have the right to sell the remaining $14 million of shares to Aspire from time to time over a 30-month period. Cerecor will control the timing and amount of each additional sale. Any future sales will be made at prices based on prevailing market prices at the time of each sale. Proceeds from the Agreement will be used for the advancement of research and development activities, working capital and general corporate purposes.

"The Agreement with Aspire facilitates the continued advancement of our portfolio of novel product candidates,” said Dr. Uli Hacksell, President and Chief Executive Officer of Cerecor. “This funding agreement also provides Cerecor with additional financial flexibility heading into 2017."

“We are very pleased to enter into this Agreement with Cerecor, a company with an experienced management team and a promising neurological and psychiatric drug pipeline,” said Steven G. Martin, Managing Member of Aspire Capital. "We are looking forward to Phase 2 clinical data for CERC-301 and CERC-501 in the relatively near future. We believe this Agreement will help provide the Company with a flexible and efficient source of capital to advance these very exciting development programs.”

Under the Agreement, Aspire has committed to purchase the remaining $14 million if and when Cerecor decides to sell shares to Aspire. Aspire has no rights to require any sales of shares at any time. The Agreement does not contain any financial covenants, restrictions on future financings, rights of first refusal, limits to the use of any of the proceeds, participation rights or penalties whatsoever. Cerecor can terminate the agreement at any time without any cost or penalty.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. For additional information about the common stock purchase agreement and registration rights agreement with Aspire, refer to the current report on Form 8-K filed on September 12, 2016 with the Securities and Exchange Commission.

About Cerecor

Cerecor is a clinical-stage biopharmaceutical company developing innovative drug candidates to make a difference in the lives of patients with neurological and psychiatric disorders. We are committed to the development of drugs that improve lives by applying our extensive knowledge and experience in central nervous system disorders. Cerecor is currently pursuing the development of two clinical Phase 2-stage product candidates: CERC-301 and CERC-501.

CERC-301 is an oral, NR2B specific N-methyl-D-aspartate receptor antagonist that is currently in a Phase 2 clinical trial as an oral, rapidly acting adjunctive treatment for patients with severe major depressive disorder (“MDD”) who are failing to achieve an adequate response to their current antidepressant treatment. We expect top-line data from this trial in the first half of 2017. Cerecor received fast track designation by the United States Food and Drug Administration in November 2013 for CERC‑301 for the treatment of MDD. We believe CERC‑301 has the potential to be a first-in-class medication that may significantly reduce depressive symptoms in a matter of days.

CERC-501 is a potent and selective kappa opioid receptor (“KOR”) antagonist that is currently in a Phase 2 clinical trial for smoking cessation that is expected to provide top-line data in December 2016. In addition to Cerecor’s Phase 2 trial, three externally-funded clinical trials are being conducted to evaluate the use of CERC-501 in treating depressive symptoms, stress related smoking relapse and cocaine addiction. One study is being conducted under the auspices of the National Institute of Mental Health, the second is a collaboration between Cerecor and Yale investigators with funding from the National Institutes of Health and the third is being conducted at Rockefeller University Hospital with funding from a private foundation.

Cerecor has one preclinical stage asset, CERC-406, a brain penetrant catechol‑O‑methyltransferase inhibitor with potential procognitive activity.

For more information about the Company and its products, please visit www.cerecor.com or contact Mariam E. Morris, Chief Financial Officer, at (443) 304-8002.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions (including their use in the negative), or by discussions of future matters such as the development of product candidates or products, technology enhancements, possible changes in legislation, and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including those detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

MacDougall Biomedical Communications
Doug MacDougall or Joe Rayne, 781-235-3060
ir@cerecor.com